Exhibit 10.122

TRADEMARK ASSIGNMENT

(NUNC PRO TUNC)

Whereas, TEAMM Pharmaceuticals, Inc., a Florida Corporation having a place of business at 2502 Aerial Center Parkway, Morrisville, NC 27560, (“ASSIGNOR”) has adopted, owned and used the trademark XODOL, registered in the U.S. Patent and Trademark Office, Registration Number 2943009 on April 19, 2005; and

Whereas, VICTORY PHARMA, INC., a California Corporation, with its principal place of business at 12707 High Bluff Drive, Suite 200, San Diego, California 92130, USA, (“ASSIGNEE”) is desirous of acquiring said mark and the registration thereof;

Whereas, pursuant to and as set forth in that certain Asset Purchase Agreement between ASSIGNOR and ASSIGNEE dated October 27, 2006, ASSIGNOR assigns the trademark XODOL, the registration thereof and the goodwill associated therewith to ASSIGNEE;

Now, therefore, for good and valuable consideration, receipt of which is hereby acknowledged, ASSIGNOR agrees that ASSIGNOR hereby assigned unto ASSIGNEE nunc pro tunc effective as of October 27, 2006, all right, title and interest in and to the trademark XODOL throughout the world, the above-identified registration thereof, together with all derivations thereof and including all goodwill associate therewith, whether based on common law or the laws of the various states, and the right (but not the obligation) to assert such registered trademark and other assigned rights to collect for all past, present and future infringements, and claims for damages and the proceeds thereof, including, without limitation, license royalties and proceeds of infringement suits and all rights corresponding thereto throughout the world by reason of any past and future acts of infringement that have occurred or may occur.

In testimony Whereof, ASSIGNOR, as represented by one of its of officers, has signed this instrument this 27th day of October 2006.

TEAMM Pharmaceuticals, Inc.

By:	/s/ Nicholas J. Leb
Name:	Nicholas J. Leb

SWORN to and SUBSCRIBED before me this 27th day of October, 2006.

/s/ Elizabeth D. Radtke
Notary Public